Exhibit 99.1
APi Group Reports Record Fourth Quarter and Full Year 2025 Financial Results
-Record fourth quarter net revenues of $2.1 billion, representing year-over-year growth of 14% and year-over-year organic growth of 11%-
-Record fourth quarter reported net income of $97 million, representing year-over-year growth of 45%-
-Record fourth quarter adjusted EBITDA of $295 million, representing year-over-year growth of 22% and adjusted EBITDA margin expansion of 90 basis points to 13.9%-
-Record full year adjusted free cash flow of $836 million, adjusted free cash flow conversion of 80%, and a net leverage ratio of 1.6x-
New Brighton, Minnesota – February 25, 2026 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three months and full year ended December 31, 2025.
Russ Becker, APi’s President and Chief Executive Officer stated: “Our record results in 2025 once again demonstrate the strength of our recurring revenue, services-focused business model and the ongoing execution of our strategy by our teammates. We ended 2025 with adjusted EBITDA margins at 13.2%, above our 13% target, and free cash flow conversion of 80%. I am proud of our team for these record financial results achieved in 2025, and for executing on our "13/60/80" targets. We begin 2026 with positive momentum and strong demand for our services across our global platform. Our balance sheet remains strong, with a net leverage ratio of 1.6x, allowing us the flexibility to pursue value enhancing capital deployment opportunities in 2026. We remain laser focused on delivering and executing our new "10/16/60+" financial targets, and creating value for all our stakeholders."
Fourth Quarter and Full Year 2025 Consolidated Results:

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Y/Y	2025	2024	Y/Y
Net revenues	$2,117	$1,861	13.8%	$7,911	$7,018	12.7%
Organic net revenue growth (a)			11.1%			7.9%

GAAP
Gross profit	$678	$575	17.9%	$2,487	$2,178	14.2%
Gross margin	32.0%	30.9%	+110 bps	31.4%	31.0%	+40 bps

Net income	$97	$67	44.8%	$302	$250	20.8%
Diluted EPS	$(1.19)	$(0.07)	NM	$(0.69)	$(0.56)	NM

Adjusted non-GAAP comparison
Adjusted gross profit	$681	$579	17.6%	$2,502	$2,186	14.5%
Adjusted gross margin	32.2%	31.1%	+110 bps	31.6%	31.1%	+50 bps

Adjusted EBITDA	$295	$242	21.9%	$1,041	$893	16.6%
Adjusted EBITDA margin	13.9%	13.0%	+90 bps	13.2%	12.7%	+50 bps

Adjusted net income	$185	$143	29.4%	$627	$514	22.0%
Adjusted diluted EPS (b)	$0.44	$0.34	29.4%	$1.48	$1.23	20.3%
Notes: Amounts in millions, except per share data. Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.

(b)Per share data has been adjusted to reflect the three-for-two stock split executed June 30, 2025.
NM = Not meaningful
Fourth Quarter 2025 Highlights
•Reported net revenues increased by 13.8% (11.1% organic) driven by growth in inspection, service, and monitoring revenues, strong growth in project revenues, acquisitions, and pricing improvements.
•Reported and adjusted gross margin both increased 110 basis points compared to the prior year period driven by disciplined customer and project selection and pricing improvements, partially offset by project revenue mix.
•Reported net income was $97 million and diluted EPS was $(1.19). Adjusted net income was $185 million and adjusted diluted EPS was $0.44, representing a 29.4% increase compared to prior year period. The increase in adjusted diluted EPS was driven by strong revenue growth, adjusted gross margin expansion, and a decrease in interest expense, partially offset by an increase in the adjusted diluted weighted average shares outstanding.
•Adjusted EBITDA increased by 21.9% compared to prior year period and adjusted EBITDA margin increased 90 basis points to a record 13.9%. Growth in adjusted EBITDA was driven by strong revenue growth and adjusted gross margin expansion.
2025 Highlights
•Reported net revenues increased by 12.7% (7.9% organic) driven by growth in inspection, service, and monitoring revenues, strong growth in project revenues, acquisitions, and pricing improvements.
•Reported and adjusted gross margin increased 40 and 50 basis points, respectively, compared to prior year period driven by disciplined customer and project selection and pricing improvements, partially offset by project revenue mix.
•Reported net income was a record $302 million and diluted EPS was $(0.69). Adjusted net income was $627 million and adjusted diluted EPS was $1.48, representing a 20.3% increase from prior year period. The increase in adjusted diluted EPS was driven by strong revenue growth, adjusted gross margin expansion, and a decrease in interest expense, partially offset by an increase in the adjusted diluted weighted average shares outstanding.
•Adjusted EBITDA increased by 16.6% compared to the prior year period and adjusted EBITDA margin increased 50 basis points to a full year record of 13.2%. Growth in adjusted EBITDA was driven by strong revenue growth and adjusted gross margin expansion.
Fourth Quarter and Full Year 2025 Segment Results:
Safety Services

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Y/Y	2025	2024	Y/Y
Safety Services
Net revenues	$1,424	$1,288	10.6%	$5,456	$4,797	13.7%
Organic net revenue growth (a)			6.6%			6.7%

GAAP
Gross profit	$534	$467	14.3%	$2,021	$1,739	16.2%
Gross margin	37.5%	36.3%	+120 bps	37.0%	36.3%	+70 bps

Segment earnings	$249	$211	18.0%	$916	$765	19.7%
Segment earnings margin	17.5%	16.4%	+110 bps	16.8%	15.9%	+90 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$537	$471	14.0%	$2,036	$1,747	16.5%
Adjusted gross margin	37.7%	36.6%	+110 bps	37.3%	36.4%	+90 bps
Notes: Amounts in millions. Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.

Fourth Quarter 2025 Safety Services Highlights
•Reported net revenues increased by 10.6% (6.6% organic) driven by growth in inspection, service and monitoring revenues, acquisitions, strong growth in project revenues, and pricing improvements.
•Reported and adjusted gross margin increased 120 and 110 basis points, respectively, compared to prior year period driven by disciplined customer and project selection as well as pricing improvements leading to margin expansion in inspection, service, and monitoring revenues and project revenues.
•Reported segment earnings increased by 18.0% (15.3% on a fixed currency basis) compared to prior year period. Segment earnings margin was 17.5%, a fourth quarter record and a 110 basis point increase compared to prior year period, primarily due to adjusted gross margin expansion.
2025 Safety Services Highlights
•Reported net revenues increased by 13.7% (6.7% organic) driven by growth in inspection, service, and monitoring revenues, acquisitions, strong growth in project revenues, and pricing improvements.
•Reported and adjusted gross margin increased 70 and 90 basis points, respectively, compared to prior year period driven by disciplined customer and project selection as well as pricing improvements leading to margin expansion in inspection, service, and monitoring revenues and project revenues.
•Reported segment earnings increased by 19.7% (18.6% on a fixed currency basis) compared to prior year period. Segment earnings margin was 16.8%, a full year record and 90 basis point increase compared to prior year period, primarily driven by adjusted gross margin expansion.
Specialty Services

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Y/Y	2025	2024	Y/Y
Specialty Services
Net revenues	$695	$576	20.7%	$2,460	$2,229	10.4%
Organic net revenue growth (a)			20.7%			10.4%

GAAP
Gross profit	$144	$108	33.3%	$466	$439	6.2%
Gross margin	20.7%	18.8%	+190 bps	18.9%	19.7%	(80) bps

Segment earnings	$83	$59	40.7%	$264	$253	4.3%
Segment earnings margin	11.9%	10.2%	+170 bps	10.7%	11.4%	(70) bps

Adjusted non-GAAP comparison
Adjusted gross profit	$144	$108	33.3%	$466	$439	6.2%
Adjusted gross margin	20.7%	18.8%	+190 bps	18.9%	19.7%	(80) bps
Notes: Amounts in millions. Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
Fourth Quarter 2025 Specialty Services Highlights
•Reported and organic net revenues increased by 20.7% driven by strong growth in project revenues.
•Reported and adjusted gross margin each increased 190 basis points compared to prior year period driven by disciplined customer and project selection and improved leverage of fixed overhead costs.
•Reported segment earnings increased by 40.7% compared to the prior year period. Segment earnings margin was 11.9%, representing a 170 basis point increase compared to prior year period, primarily driven by adjusted gross margin expansion.
2025 Specialty Services Highlights
•Reported and organic net revenues increased by 10.4% driven by strong growth in project revenues.

•Reported and adjusted gross margin each declined 80 basis points compared to prior year period driven primarily by increased project starts, mix, and increased material costs.
•Reported segment earnings increased by 4.3% compared to the prior year. Segment earnings margin was 10.7%, representing a 70 basis point decline compared to prior year period, primarily due to the decrease in adjusted gross margin.
Guidance
APi Group announces initial 2026 guidance based on current foreign exchange rates and acquisitions closed to date.
For the full year 2026, the company expects:
• Net Revenues of $8,400 to $8,600 million
• Adjusted EBITDA of $1,140 to $1,200 million
• Adjusted Free Cash Flow Conversion of approximately 115%, based on adjusted net income
For the first quarter of 2026, the company expects:
• Net Revenues of $1,875 to $1,975 million
• Adjusted EBITDA of $225 to $235 million
Conference Call
APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, February 25, 2026. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; and David Jackola, EVP and Chief Financial Officer. The conference call can be accessed by registering online using the links below. Analysts will receive dial-in information as well as a conference ID once registered.
Webcast Link: https://events.q4inc.com/attendee/431836886
Analysts Link: https://events.q4inc.com/analyst/431836886?pwd=78%7B9qHb%3A
A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.
About APi:
APi is a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupinc.com.
Investor Relations and Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us
Adam Walters
Senior Director of Investor Relations
Tel: +1 920-419-5432
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the supplies and materials the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s international operations; (iv) failure to realize the anticipated benefits of our acquisitions and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection-first strategy or to realize the expected service revenue from such inspections; (vi) failure to realize expected benefits from the Company’s other business strategies, including the Company’s disciplined approach to customer and project selection and the Company’s asset-light, services-focused business model and its expected impact on future capital expenditures; (vii) risks associated with the Company’s decentralized business model and participation in joint ventures; (viii) improperly managed projects or project delays; (ix) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (x) the Company’s level of indebtedness; (xi) risks associated with the Company’s contract portfolio; (xii) changes in applicable laws or regulations; (xiii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xiv) the impact of a global armed conflict; (xv) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; (xvi) geopolitical risks; and (xvii) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors.” Given these risks and uncertainties, investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures
This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) in the case of adjusted EBITDA, determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results. Specifically:
•The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP financial measures that exclude systems and business enablement expenses, business process transformation expenses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions and divestitures, non-service pension cost, and miscellaneous capital market activities, are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.
•The Company supplements the reporting of its consolidated financial information with certain financial measures including adjusted EBITDA, a non-GAAP financial measure, which is defined as earnings before interest, taxes, depreciation and amortization, excluding the impact of certain non-cash and other specifically identified items. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. On a consolidated basis, the Company uses adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because this measure excludes certain items that may not be indicative of the Company’s core operating results.
•The Company discloses fixed currency net revenues and adjusted EBITDA on a consolidated basis and segment earnings on a segment specific basis to provide a more complete understanding of underlying revenue, adjusted EBITDA, and segment earnings trends by providing net revenues, adjusted EBITDA, and segment earnings on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2025.
•The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, material and completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.
•The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions and divestitures, systems and business enablement expenses, business process transformation expenses, payments on acquired liabilities, payments made for restructuring programs, one-time and other events such as miscellaneous capital market activities, and costs or gains/losses associated with one-time fixed asset acquisitions or dispositions. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.
•The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.
The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA, growth in reported and organic net revenues, and adjusted free cash flow conversion to U.S. GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, systems and business enablement expenses, business process transformation expenses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions and divestitures, restructuring costs, miscellaneous capital market activities, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Additional Information
Following the realignment of our segments in 2025, we have recast all historical segment information in this press release to reflect the move of the HVAC business to the Specialty Services segment.
In addition, following the three-for-two stock split executed on June 30, 2025, all references to the number of shares outstanding, issued shares, and per share amounts of the Company’s common shares have been restated to reflect the effect of the stock split for all historical periods presented in this press release.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenues	$2,117	$1,861	$7,911	$7,018
Cost of revenues	1,439	1,286	5,424	4,840
Gross profit	678	575	2,487	2,178
Selling, general, and administrative expenses	514	459	1,933	1,694
Operating income	164	116	554	484
Interest expense, net	32	36	141	146
Investment expense (income) and other, net	3	2	—	8
Other expense, net	35	38	141	154
Income before income taxes	129	78	413	330
Income tax provision	32	11	111	80
Net income	$97	$67	$302	$250
Net loss attributable to common shareholders:
Accrued stock dividend on Series A Preferred Stock	(590)	(95)	(590)	(95)
Stock dividend on Series B Preferred Stock	—	—	—	(7)
Stock conversion of Series B Preferred Stock	—	—	—	(372)
Net loss attributable to common shareholders	$(493)	$(28)	$(288)	$(224)
Net loss per common share:
Net loss per common share (basic and diluted):	$(1.19)	$(0.07)	$(0.69)	$(0.56)
Weighted-average shares outstanding:
Weighted-average shares outstanding (basic and diluted):	416	413	416	402

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$912	$499
Accounts receivable, net	1,563	1,444
Inventories	145	143
Contract assets	484	453
Prepaid expenses and other current assets	125	119
Total current assets	3,229	2,658
Property and equipment, net	397	379
Operating lease right-of-use assets	301	268
Goodwill	3,167	2,894
Intangible assets, net	1,584	1,660
Deferred tax assets	40	57
Pension and post-retirement assets	129	120
Other assets	89	116
Total assets	$8,936	$8,152
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$5	$4
Accounts payable	526	497
Accrued liabilities	827	704
Contract liabilities	694	590
Operating and finance leases	98	90
Total current liabilities	2,150	1,885
Long-term debt, less current portion	2,754	2,749
Pension and post-retirement obligations	50	48
Operating and finance leases	215	192
Deferred tax liabilities	205	198
Other noncurrent liabilities	154	127
Total liabilities	5,528	5,199
Total shareholders’ equity	3,408	2,953
Total liabilities and shareholders’ equity	$8,936	$8,152

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$302	$250
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	327	302
Restructuring charges, net of cash paid	(6)	(16)
Deferred taxes	15	(30)
Share-based compensation expense	44	32
Profit-sharing expense	36	27
Non-cash lease expense	110	97
Net periodic pension cost	23	27
Other, net	(9)	(28)
Changes in operating assets and liabilities, net of effects of acquisitions	(83)	(41)
Net cash provided by operating activities	759	620

Cash flows from investing activities:
Acquisitions, net of cash acquired	(186)	(778)
Purchases of property and equipment	(96)	(84)
Proceeds from sales of property, equipment, held for sale assets, and businesses	28	33
Net cash used in investing activities	(254)	(829)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	850
Payments on long-term borrowings	(7)	(437)
Repurchases of common stock	(75)	—
Proceeds from the issuance of common shares	—	458
Conversion of Series B Preferred Stock	—	(600)
Payments of acquisition-related consideration	(18)	(8)
Restricted shares tendered for taxes	(21)	(13)
Other financing activities	—	(5)
Net cash (used in) provided by financing activities	(121)	245
Effect of foreign currency exchange rate change on cash, cash equivalents, and restricted cash	28	(15)
Net increase in cash, cash equivalents, and restricted cash	412	21
Cash, cash equivalents, and restricted cash, beginning of period	501	480
Cash, cash equivalents, and restricted cash, end of period	$913	$501

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic Change in Net Revenues (non-GAAP)
(Unaudited)
Organic change in net revenues

	Three Months Ended December 31, 2025
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	10.6%	2.4%	8.2%	1.6%	6.6%
Specialty Services	20.7%	—%	20.7%	—%	20.7%
Consolidated	13.8%	1.6%	12.2%	1.1%	11.1%

	Year Ended December 31, 2025
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	13.7%	0.8%	12.9%	6.2%	6.7%
Specialty Services	10.4%	—%	10.4%	—%	10.4%
Consolidated	12.7%	0.5%	12.2%	4.3%	7.9%
Notes:
(a)Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2025.
(b)Amount represents the year-over-year change after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.
(c)Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from material divestitures for all periods for businesses divested as of December 31, 2025.
(d)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, material divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross Profit and Adjusted Gross Profit (non-GAAP)
SG&A and Adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)
Adjusted gross profit

		Three Months Ended December 31,		Year Ended December 31,
		2025	2024	2025	2024
Gross profit (as reported)		$678	$575	$2,487	$2,178
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	3	4	14	6
Restructuring program related costs	(b)	—	—	1	2
Adjusted gross profit		$681	$579	$2,502	$2,186

Net revenues		$2,117	$1,861	$7,911	$7,018
Adjusted gross margin		32.2%	31.1%	31.6%	31.1%

Adjusted SG&A

		Three Months Ended December 31,		Year Ended December 31,
		2025	2024	2025	2024
Selling, general, and administrative expenses ("SG&A") (as reported)		$514	$459	$1,933	$1,694
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(c)	(60)	(57)	(228)	(216)
Contingent consideration and compensation	(d)	—	2	(2)	(3)
Systems and business enablement	(e)	(35)	—	(96)	—
Business process transformation expenses	(f)	—	(26)	(4)	(52)
Acquisition and divestiture related expenses	(g)	(12)	(2)	(24)	(13)
Restructuring program related costs	(b)	—	(15)	(13)	(30)
Other	(h)	3	—	(1)	8
Adjusted SG&A expenses		$410	$361	$1,565	$1,388

Net revenues		$2,117	$1,861	$7,911	$7,018
Adjusted SG&A as a % of net revenues		19.4%	19.4%	19.8%	19.8%
Notes:
(a)Adjustment to reflect the elimination of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(c)Adjustment to reflect the elimination of amortization expense.
(d)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(e)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(f)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(g)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2025	2024	2025	2024
Net income (as reported)		$97	$67	$302	$250
Adjustments to reconcile net income to EBITDA:
Interest expense, net		32	36	141	146
Income tax provision		32	11	111	80
Depreciation and amortization		85	81	327	302
EBITDA		$246	$195	$881	$778
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	—	(2)	2	3
Non-service pension cost	(b)	5	5	19	22
Systems and business enablement	(c)	35	—	96	—
Business process transformation expenses	(d)	—	26	4	52
Acquisition and divestiture related expenses	(e)	12	2	24	13
Restructuring program related costs	(f)	—	15	14	32
Other	(g)	(3)	1	1	(7)
Adjusted EBITDA		$295	$242	$1,041	$893

Net revenues		$2,117	$1,861	$7,911	$7,018
Adjusted EBITDA margin		13.9%	13.0%	13.2%	12.7%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(b)Adjustment to reflect the elimination of non-service pension cost, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses.
(c)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(e)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income before Income Tax, Net Income and EPS and
Adjusted Income before Income Tax, Net Income and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2025	2024	2025	2024
Income before income tax provision (as reported)		$129	$78	$413	$330
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	63	61	242	222
Contingent consideration and compensation	(b)	—	(2)	2	3
Non-service pension cost	(c)	5	5	19	22
Systems and business enablement	(d)	35	—	96	—
Business process transformation expenses	(e)	—	26	4	52
Acquisition and divestiture related expenses	(f)	12	2	24	13
Restructuring program related costs	(g)	—	15	14	32
Other	(h)	(3)	1	1	(7)
Adjusted income before income tax provision		$241	$186	$815	$667

Income tax provision (as reported)		$32	$11	$111	$80
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(i)	24	32	77	73
Adjusted income tax provision		$56	$43	$188	$153

Adjusted income before income tax provision		$241	$186	$815	$667
Adjusted income tax provision		56	43	188	153
Adjusted net income		$185	$143	$627	$514

Diluted weighted average shares outstanding (as reported)		416	413	416	402
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(j)	2	1	1	1
Dilutive impact of Series A Preferred Stock	(k)	6	6	6	6
Dilutive impact of conversion of Series B Preferred Stock	(l)	—	—	—	8
Adjusted diluted weighted average shares outstanding		424	420	423	417

Adjusted diluted EPS		$0.44	$0.34	$1.48	$1.23
Notes:
(a)Adjustment to reflect the elimination of amortization expense.
(b)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(c)Adjustment to reflect the elimination of non-service pension cost (benefit), which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses.
(d)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(f)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.
(i)Adjustment to reflect an adjusted effective tax rate of 23% which reflects the Company's estimated expectations for taxes to be paid on its adjusted non-GAAP earnings.
(j)Adjustment to add the dilutive impact of RSUs which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(k)Adjustment reflects the addition of the dilutive impact of 6 million shares associated with the deemed conversion of Series A Preferred Stock, when adjusted for the stock split.
(l)Adjustment for the weighted average impact of the Series B Preferred Stock that were convertible into approximately 49 million common shares and were outstanding for two months of 2024. On February 28, 2024, all Series B Preferred Stock was converted to common stock and there is no longer any dilutive impact from the Series B Preferred Stock.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2025 (a)	2024 (a)	2025 (a)	2024 (a)
Safety Services
Net revenues		$1,424	$1,288	$5,456	$4,797
Adjusted gross profit		537	471	2,036	1,747
Segment earnings		249	211	916	765

Adjusted gross margin		37.7%	36.6%	37.3%	36.4%
Segment earnings margin		17.5%	16.4%	16.8%	15.9%

Specialty Services
Net revenues		$695	$576	$2,460	$2,229
Adjusted gross profit		144	108	466	439
Segment earnings		83	59	264	253

Adjusted gross margin		20.7%	18.8%	18.9%	19.7%
Segment earnings margin		11.9%	10.2%	10.7%	11.4%

Total net revenues before corporate and eliminations	(b)	$2,119	$1,864	$7,916	$7,026
Total segment earnings before corporate and eliminations	(b)	332	270	1,180	1,018
Segment earnings margin before corporate and eliminations	(b)	15.7%	14.5%	14.9%	14.5%

Corporate and Eliminations
Net revenues		$(2)	$(3)	$(5)	$(8)
Adjusted EBITDA		(37)	(28)	(139)	(125)

Total Consolidated
Net revenues		$2,117	$1,861	$7,911	$7,018
Adjusted gross profit		681	579	2,502	2,186
Adjusted EBITDA		295	242	1,041	893

Adjusted gross margin		32.2%	31.1%	31.6%	31.1%
Adjusted EBITDA margin		13.9%	13.0%	13.2%	12.7%
Notes:
(a)Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)Calculated from results of the Company's reportable segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended December 31, 2025				Three Months Ended December 31, 2024
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,424	$—		$1,424	$1,288	$—		$1,288
Cost of revenues	890	(3)	(a)	887	821	(4)	(a)	817
Gross profit	$534	$3		$537	$467	$4		$471
Gross margin	37.5%			37.7%	36.3%			36.6%

Specialty Services
Net revenues	$695	$—		$695	$576	$—		$576
Cost of revenues	551	—		551	468	—		468
Gross profit	$144	$—		$144	$108	$—		$108
Gross margin	20.7%			20.7%	18.8%			18.8%

Corporate and Eliminations
Net revenues	$(2)	$—		$(2)	$(3)	$—		$(3)
Cost of revenues	(2)	—		(2)	(3)	—		(3)

Total Consolidated
Net revenues	$2,117	$—		$2,117	$1,861	$—		$1,861
Cost of revenues	1,439	(3)	(a)	1,436	1,286	(4)	(a)	1,282
Gross profit	$678	$3		$681	$575	$4		$579
Gross margin	32.0%			32.2%	30.9%			31.1%
Notes:
(a)Adjustment to reflect the elimination of amortization expense related to backlog intangible assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Year Ended December 31, 2025				Year Ended December 31, 2024
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$5,456	$—		$5,456	$4,797	$—		$4,797
Cost of revenues	3,435	(14)	(a)	3,420	3,058	(6)	(a)	3,050
		(1)	(b)			(2)	(b)
Gross profit	$2,021	$15		$2,036	$1,739	$8		$1,747
Gross margin	37.0%			37.3%	36.3%			36.4%

Specialty Services
Net revenues	$2,460	$—		$2,460	$2,229	$—		$2,229
Cost of revenues	1,994	—		1,994	1,790	—		1,790
Gross profit	$466	$—		$466	$439	$—		$439
Gross margin	18.9%			18.9%	19.7%			19.7%

Corporate and Eliminations
Net revenues	$(5)	$—		$(5)	$(8)	$—		$(8)
Cost of revenues	(5)	—		(5)	(8)	—		(8)

Total Consolidated
Net revenues	$7,911	$—		$7,911	$7,018	$—		$7,018
Cost of revenues	5,424	(14)	(a)	5,409	4,840	(6)	(a)	4,832
		(1)	(b)			(2)	(b)
Gross profit	$2,487	$15		$2,502	$2,178	$8		$2,186
Gross margin	31.4%			31.6%	31.0%			31.1%
Notes:
(a)Adjustment to reflect the elimination of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2025	2024	2025	2024
Corporate and Eliminations
Income before income taxes		$(94)	$(82)	$(342)	$(290)
Interest expense, net		23	26	105	107
Depreciation		2	1	6	3
Amortization		1	2	4	5
Systems and business enablement	(a)	16	—	55	—
Business process transformation expenses	(b)	—	22	3	43
Acquisition and divestiture related expenses	(c)	12	2	22	13
Restructuring program related costs	(d)	—	—	—	1
Other	(e)	3	1	8	(7)
Corporate and Eliminations adjusted EBITDA		$(37)	$(28)	$(139)	$(125)
Notes:
(a)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(b)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(c)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(d)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(e)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in Segment Earnings (non-GAAP)
(Unaudited)
Change in segment earnings

	Three Months Ended December 31, 2025
	Change in segment earnings (public rates)	Foreign currency translation (a)	Change in segment earnings (fixed currency) (b)
Safety Services	18.0%	2.7%	15.3%
Specialty Services	40.7%	—%	40.7%
Consolidated	21.9%	2.2%	19.7%

	Year Ended December 31, 2025
	Change in segment earnings (public rates)	Foreign currency translation (a)	Change in segment earnings (fixed currency) (b)
Safety Services	19.7%	1.1%	18.6%
Specialty Services	4.3%	—%	4.3%
Consolidated	16.6%	1.0%	15.6%
Notes:
(a)Represents the effect of foreign currency on reported segment earnings, calculated as the difference between reported segment earnings and segment earnings at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2025.
(b)Amount represents the year-over-year change after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free Cash Flow and Adjusted Free Cash Flow and Conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2025	2024	2025	2024
Net cash provided by operating activities (as reported)		$382	$283	$759	$620
Less: Purchases of property and equipment		(26)	(18)	(96)	(84)
Free cash flow		$356	$265	$663	$536
Add: Cash payments related to following items:
Contingent compensation	(a)	—	2	1	18
Systems and business enablement	(b)	39	—	118	—
Business process transformation expenses	(c)	—	22	4	48
Acquisition and divestiture related expenses	(d)	12	2	22	12
Restructuring program related payments	(e)	1	15	18	45
Other	(f)	(6)	1	10	9
Adjusted free cash flow		$402	$307	$836	$668

Adjusted EBITDA	(g)	$295	$242	$1,041	$893
Adjusted free cash flow conversion		136.3%	126.9%	80.3%	74.8%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(b)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(c)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(d)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(e)Adjustment to reflect payments made for restructuring programs and related costs.
(f)Adjustment includes various miscellaneous non-recurring items, including capital market activity and costs or gains/losses associated with any one-time fixed asset acquisitions or dispositions.
(g)Adjusted EBITDA from non-GAAP reconciliations included elsewhere in this press release.